Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284834

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 10, 2025)

Up to $5,830,572
Common Stock

Vivos Therapeutics, Inc. (the “Company” or “we”) entered into an At The Market Offering Agreement, dated February 14, 2025 (as amended, the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of not more than $5,830,572.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VVOS.” The last reported sale price of our common stock on September 9, 2025 was $3.87 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, or Nasdaq, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the Sales Agreement, Wainwright is not required to sell any specific number or dollar amount of securities, but Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of our shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $40,879,740, based upon 5,881,977 shares of our outstanding common stock held by non-affiliates at the per share price of $6.95, the closing sale price of our common stock on the Nasdaq Capital Market on July 14, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered approximately $7,796,008 in securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock is speculative involves a high degree of risk. See “Risk Factors,” beginning on page S-10 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 12, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

About this Prospectus Supplement

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated September 10, 2025, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-i

CAUTIONARY Note Regarding Forward -Looking Statements

This prospectus supplement and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements include statements relating to:

●	our ability to continue to refine and execute our evolving business plan, including establishing and growing our new sales, marketing and distribution model where we acquire or create contractual alliances with operators of sleep testing and treatment centers as a means of driving sales of our appliances, including our June 2025 acquisition of The Sleep Center of Nevada (“SCN”);

●	our ability to implement and grow our sales, marketing distribution model, which is new and unproven and may not produce the benefits we anticipate;

●	our ability to successfully integrate SCN business into our operations;

●	our ability to service the substantial indebtedness we incurred in connection with financing the SCN acquisition;

●	compliance with laws, rules and regulations relating to the corporate practice of medicine;

●	the acceptance and adoption by dentists, sleep specialists, medical doctors and other healthcare professionals of our proprietary oral appliances as a treatment for dentofacial abnormalities and/or mild to severe obstructive sleep apnea (“OSA”) and snoring in adults and moderate to severe OSA in children ages 6-17 as per our U.S. Food and Drug Administration (or FDA) clearances;

●	our expectations concerning the effectiveness and duration of treatment using our appliances and protocols (which we refer to as The Vivos Method) and the potential for side effects including, but not limited to, patient relapse after completion of treatment;

●	the potential financial benefits to dentists, sleep testing centers, sleep specialists, and other healthcare professionals from treating patients with The Vivos Method;

●	our potential profit margin from sales or leasing of our appliances and other treatments and services, including our SleepImage® home sleep testing rings;

●	our ability to formulate, implement and modify as necessary effective sales, marketing and strategic initiatives to drive revenue growth (including, for example, our recently implemented strategic alliance and/or acquisition model, SleepImage® home sleep apnea test and our arrangements with sleep clinics and durable medical equipment companies (“DMEs”));

S-ii

●	the viability of our current intellectual property and our ability to create and protect new intellectual property created in the future;

●	acceptance of our products and services by the medical and dental communities, as well as the marketplace of the products and services that we market;

●	government regulations and our ability to obtain applicable regulatory approvals and comply with government regulations including under healthcare laws and the rules and regulations of the FDA and non-U.S. equivalent regulatory bodies;

●	our ability to retain key employees;

●	the emergence of alternative technologies, devices, drugs or other therapies which directly or indirectly impact the marketability of our products and services;

●	adverse changes in general market conditions for medical devices and the products and services we offer;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our future financing plans; and

●	our ability to adapt to changes in market conditions (including as a result of volatile and difficulty to access capital markets) which could impair our operations and financial performance.

Factors that could cause or contribute to such differences include, but are not limited to, those included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as those contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, including those described under “Risk Factors” herein and therein. Other risks may be described from time to time in our filings made under the securities laws, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, as well as those described elsewhere in this prospectus supplement and accompanying prospectus, and other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made.

S-iii

Prospectus Supplement Summary

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-10 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time.

Unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “Vivos,” “we,” “us,” “our,” “the Company” or similar words refer to Vivos Therapeutics, Inc., together with our consolidated subsidiaries.

Business Overview

We are a medical technology and services company that features a comprehensive suite of proprietary oral appliances and therapeutic treatments. Our products non-surgically treat certain maxillofacial and developmental abnormalities of the mouth and jaws that are closely associated with breathing and sleep disorders such as mild to severe obstructive sleep apnea (“OSA”) and snoring in adults.

We offer three separate clinical pathways or programs to providers: (i) Guided Growth and Development, (ii) Lifeline and (iii) Complete Airway Repositioning and Expansion (“C.A.R.E.”). Each program features specific oral appliances of ours, coupled with specific therapeutic treatments, and each clinical pathway is intended to address the specific needs of a diverse patient population with different patient journeys. We call the use of our appliances coupled with specific therapeutic treatments The Vivos Method.

Our Guided Growth and Development program features the Vivos Guide and PEx appliances along with CO2 laser treatments and other adjunctive therapies designed for treating palatal growth and expansion in pediatric patients as they grow. The mid-range priced Lifeline program features a selection of mandibular advancement devices (“MADs”) such as the Versa and Vida Sleep which are U.S. Food and Drug Administration (“FDA”) 510(k) cleared for mild-to-moderate OSA in adults, along with the patented Vida appliance, which is FDA 510(k) cleared for the alleviation of Temporomandibular Joint Dysfunction (“TMD”) symptoms, bruxism, migraine headaches, and nasal dilation.

Our flagship C.A.R.E. program features our patented DNA, mRNA and mmRNA appliances, which are FDA 510(k) cleared for mild-to-severe OSA and snoring in adults. The Vivos Method may also include adjunctive myofunctional, chiropractic/physical therapy, and laser treatments that, when properly used with the C.A.R.E. appliances, constitute a powerful non-invasive and cost-effective means of reducing or eliminating OSA symptoms. In a small subset of a study, The Vivos Method was shown to reduce OSA symptoms in a statistically significant portion of patients. According to Clinical Outcomes for the treatment of Mild-to-Severe Obstructive Sleep Apnea with non-permanent maxillary expansion and mandibular advancement/expansion oral appliances: A retrospective analysis of real world data, by Clete Kushida, MD, Ph.D. Division of Sleep Medicine, Stanford University and Colette Cozean, Ph.D., The EyeDeas Company, “[a]ll Patients treated with mRNA showed an increase in transpalatal width while 97% of patients treated with DNA showed an increase. AHI improved or stayed the same in 91% of DNA patients in 88% of mRNA patients. AHI improved by at least one classification for 63% of DNA patients as compared to 61% of mRNA patients.” The primary competitive advantage of The Vivos Method over other OSA therapies is that The Vivos Method’s typical course of treatment is limited in most cases to 12 to 15 months, and it is possible not to need lifetime intervention, unlike CPAP and neuro-stimulation implants. Additionally, out of nearly 59,000 patients treated to date worldwide with our entire current suite of products, there have been very few reported instances of relapse.

S-1

Although not our current focus due to a pivot in our business model as described below, we have historically offered a suite of diagnostic and support products and services primarily to dentists as well as medical providers and distributors who service patients with OSA or related conditions. Such products and services include (i) VivoScore home sleep screenings and tests (powered by SleepImage® technology), (ii) Treatment Navigator (a concierge service to assist providers in educating and supporting patients as they navigate insurance coverage, diagnostic indications and treatment options), (iii) Billing Intelligence Services (which optimizes medical and dental reimbursement), (v) advanced training and continuing education courses at our Vivos Institute in Denver, Colorado, and (iv) MyoCorrect, a service through which Vivos-trained providers can provide orofacial myofunctional therapy (“OMT”) to patients via a telemedicine platform. Some of these services including home sleep screenings, treatment navigator services and MyoCorrect are being provided to patients directly under the new sales, marketing and distribution model described below. With this shift in focus, we shifted our Medical Integration Division to pursue strategic alliances and acquisitions of sleep centers to provide better options using Vivos products for patients who have been diagnosed with OSA.

Legacy Business Model

Our business model has historically been to teach, train, and support primarily dentists but also medical doctors and distributors in the use of our products and services. Dentists who use our products and services typically enroll in a variety of live or online training and educational programs offered through our Vivos Institute; a 18,000 sq. ft. facility located near the Denver International Airport. Dentists are able to select the specific program or clinical pathway that they want to focus on, such as Guided Growth and Development or Lifeline or both. They could also enroll in our Vivos Integrated Provider (“VIP”) program for the complete set training, educational, and support services available in all three clinical pathway programs. Dentists enrolled in the VIP program are referred to as “VIPs.” We historically charged up front enrollment fees to educate and train new VIPs. We also charged for the ancillary support services listed above and view each product and service as a revenue center. We refer to the VIP-focused business model herein as our “legacy” or “historic” business model.

New Sales, Marketing and Distribution Model

Over the course of 2024 and first half of 2025, we worked to pivot our business strategy and began to steadily decrease our prior dependence on dentists to sell our products and our dependence on VIP enrollment revenue. This new business strategy is focused on contractual alliances with and outright acquisitions of sleep specialty providers, sleep centers and others and is based on a profit-sharing model between us and the provider which aligns our revenue generation more directly to sales of our novel appliances. In June 2024, we entered into our first contractual alliance with Rebis Health, a sleep center operator in Colorado. Revenues from this arrangement have not developed as we had expected for many reasons beyond our control, but we learned important lessons which have led to changes to this model.

In June 2025, we acquired all assets, including operating assets such as sleep testing, diagnostics, and treatment centers, of R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN”). This acquisition marked a milestone in the pivot to our sales, marketing distribution model for our innovative OSA appliances and treatment methods. Applying this new model, SCN will provide sleep disorder patients with the opportunity to be candidates for our advanced, proprietary and FDA-cleared C.A.R.E oral medical devices, oral appliances and additional adjunctive therapies and methods. Under customary agreements designed to comply with applicable corporate practice of medicine law, our operation of SCN allows us to manage and capture both diagnostic and consulting revenues, representing new higher margin revenue streams for us, as well as potential Vivos appliance and related product and service revenue from SCN, while providing the dentist and medical doctor with the autonomy and independence to make the most appropriate treatment decisions for their patients. For further information on the integration of SCN’s practice into our business, please see the section below titled “SCN Integration Update.”

We are also exploring and seeking to implement additional acquisitions of, or collaborations with, medical sleep and similar healthcare practices to expand our business model in an effort to grow our revenues. We refer to this new model herein alternatively as our new sales, marketing and distribution model or our strategic alliance and/or acquisition model.

S-2

SCN Integration Update

Our operational planning for the integration of SCN began in April 2025, when we signed the definitive agreement to purchase the assets of SCN. We believe these two months of advance planning has benefited the process of integrating SCN into our business, as our operations team has been able to execute our plan on schedule and under budget with respect to two of SCN’s seven locations in the greater Las Vegas area. Also because of this effort, we recognized a small amount of SCN revenue during our fiscal second quarter (for the period beginning with the June 10, 2025 Acquisition closing date through June 30, 2025), and our goal is to increase this revenue in the second half of 2025 and further in 2026.

As we had anticipated during the initial stage of SCN integration, patient demand is exceeding our capacity to process and treat patients under our model which includes offering SCN patients Vivos treatment options. Our goal is to ramp up our systems and operations by strategically deploying additional personnel and resources to meet this demand. We currently expect that some of SCN’s locations, including the two already integrated, to be primary treatment hubs with larger patient capacities, with the remaining being referral centers (which could be relocated facilities) requiring less time and effort to integrate.

Our operational plan is driven by our deployment of our Sleep Optimization (SO) teams, each consisting of one nurse practitioner (or physician’s assistant) and two specially trained dentists, employed by a medical or dental professional corporation, six dental assistants, six administrative support personnel, and one treatment navigator. These SO teams can be dedicated to high demand locations or spread across multiple locations as circumstances dictate. We currently have 1.5 SO teams deployed across two SCN locations and expect to have two additional SO teams deployed during the fourth quarter of 2025. We anticipate an initial ramp of up to 60 days for SO teams to become fully functional, and up to five months or longer before net revenue collections match revenue generating activity (such as OSA diagnostic services or OSA treatment case starts). A fourth SO team is planned for deployment sometime in the first quarter of 2026, giving us an expected total of 4.5 SO teams operating by the end of the first quarter of 2026. Based on the current volume of OSA patient demand, we believe the current markets served by SCN could support up to eight SO teams, and potentially more if certain planned growth initiatives meet expectations. Such initiatives include, but are not limited to, the expansion of diagnostic and treatment services, the establishment and rollout of a pediatric OSA program, and the collaboration with certain specialty medical groups who treat patients with comorbid OSA but who lack the ability to test, evaluate and treat such patients within their existing practice environments.

Based on our experience to date, we believe our limiting constraints for near-term revenue growth at SCN are (1) physical space to see an optimal number of patients; (2) provider and staff recruiting, training, and onboarding; and (3) customary issues with third party provider credentialing. At the SCN locations we have onboarded, we are currently fully booked for appointments for several weeks, and we are processing what we believe is less than 40% of patients attempting to get appointments for treatment. We expect the current expansion at one facility and relocation of a second facility, coupled with the additional deployments of two new SO teams by mid-October 2025, will help reduce the backlog of patients seeking treatment. However, we do not believe we will be able to fully meet current demand until additional SO teams are fully deployed during 2026.

Our initial average case revenue and acceptance rate for Vivos treatment at SCN to date suggest that each SO team could potentially generate collections in excess of $500,000 per month, net of adjustments, with contribution margins above 50%. In addition to current Vivos diagnostic and treatment options, we expect to be able to offer SCN patients additional diagnostic and treatment services that could generate additional high-margin revenue. It will take time for each SO team to reach full capacity, if at all, so the above figures should be viewed as our current best estimates based on our limited operating experience and actual performance to date, rather than projections of our future performance. That said, we continue to gather additional data that will allow us to refine our model and optimize operations, and results of operations, in future periods.

Importantly, we expect to apply the lessons learned from our SCN integration activities to future sleep center or medical practice acquisitions or management collaborations we are currently exploring and hope to consummate in the future as described below. We expect to fund costs associated with our SCN integration activities with net proceeds from our June 2025 debt and equity financings, potential future financings (including financings using the registration statement of which this prospectus forms a part), and ultimately cash from operations.

S-3

Revised OSA Provider Management Model.

In addition to growth through acquisitions of medical sleep providers like SCN, we are actively developing a revised management model that we are implementing in situations where the sleep center or medical practice owners are not interested in being purchased by us, but are interested in making the full range of our OSA treatment options available to their patients. Our plan is to accomplish this type of collaboration through the creation and pro-rata funding of a new management services entity that is jointly owned by the sleep center owners and our company, but where our company retains a supermajority controlling interest. The revised management model incorporates our experience with Rebis Health in Colorado, our first sleep provider collaboration arrangement which we entered into in 2024, and which has not yet performed to our expectations. Under the revised model, through the co-owned management company, we will have more operational control to help ensure that our business model is being properly implemented.

We believe this revised management model can provide financial upside for our company with limited capital expenditures, and with what we believe are manageable risks. At the same time, this revised management model creates the potential for economic upside for sleep center or medical practice collaborators who are currently not interested in an outright sale to our company. Moreover, we believe the overall quality of care and service to the OSA patients of our medical provider collaborators can improve by having more treatment options available. The revised management model, as in the previous model, is designed to be compliant with current state and federal healthcare, anti-kickback, and corporate practice of medicine and dentistry regulations.

On July 14, 2025, we entered into our first management agreement under this revised approach with MISleep Solution LLC to provide our full suite of Vivos treatments and services to OSA patients at a joint location in Auburn Hills, Michigan (which is near Detroit). Consistent with our new model, our company owns a supermajority equity stake in the management services company, with the sleep doctors having minority ownership interests. Facilities to support these operations are currently under construction, with an estimated opening date in October 2025. We are currently in the process of hiring, training, and onboarding one complete SO team that we expect to deploy as soon as the physical facility is ready for occupancy. Based on our internal analysis and experience, we expect the economics of our Detroit SO team to be similar to the economics described above for our SO teams at SCN, except that net profit distributions from the management services entity will be paid out on a pro-rata basis (with our company receiving the supermajority share). As of this time, we have no direct operating history in the Detroit, Michigan market or with this new model. However, we believe that the overall benefit to our company of this model derives from the limited risks (as opposed to outright acquisitions) and generally low equipment and facility capital expenditures relative to the potential revenue opportunity. This model also obviates the need for us to finance the purchase and other costs associated with our acquisition model.

Potential Provider Acquisition or Management Pipeline

We are currently in active discussions with a number of potential acquisition targets to follow our SCN acquisition and Detroit-area management agreement. Every prospect must meet a rigorous set of criteria and standards in order to be considered by our mergers and acquisitions team for acquisition or management. One such acquisition target is currently under an exclusive letter of intent with us. Our pipeline of additional potential acquisition and management opportunities with sleep centers and medical sleep specialists continues to expand. This is happening largely through word of mouth and very little expenditure in terms of marketing efforts to the more than 2,600 American Academy of Sleep Medicine accredited sleep testing centers nationwide. We believe this pipeline of potential acquisition and management activity, together with the experience gained from previous endeavors, will be a key driver of future accretive growth for us.

Background on OSA

OSA is a serious and chronic disease that negatively impacts a patient’s sleep, health, and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone. According to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

Unfortunately for OSA patients, the medical profession has not been able to provide them with solutions that are both effective and desirable. CPAP is the “gold standard” treatment for over 90% of OSA patients, but no one wants to wear those devices to bed every night for life, rendering long-term compliance rates low. Traditional oral appliances can be effective over limited time frames, but often create other problems with temporomandibular joint (or TMJ) dysfunction, open bites, infections, and more. As with CPAP, they too must be worn every night for life to be effective. More radical and invasive options such as neuro-stimulation devices, or maxillomandibular advancement surgery are likewise viewed more as treatments of last resort. When The Vivos Method is presented as a viable treatment option against the alternatives discussed above, we believe it will be the preferred choice of most patients.

We believe our proprietary products comprising the Vivos C.A.R.E oral appliances represent the first non-surgical, minimally-invasive treatment option for patients diagnosed with mild to severe OSA that offers cost-effective treatment featuring (i) limited treatment times; with (ii) lasting or durable effects; and (iii) the prospect of seeing a complete reversal of symptoms. Combining treatment technologies that impact the upper airway by altering the size, shape, patency and position of corresponding hard and soft tissues, Vivos C.A.R.E represents a completely new treatment modality in the treatment of dentofacial abnormalities that often lead to OSA and many other health conditions.

S-4

Our Mission

Our mission is to rid the world of sleep apnea by being a leading technology platform and go-to resource for the latest and most effective treatment modalities, products, and clinical education available to healthcare providers of all specialties who treat patients suffering from breathing and sleep disorders and their comorbidities. We fully recognize that breathing and sleep disorders, including OSA, are often complex conditions with multiple contributing factors that require more than a single solution. To that end, we have broadened our product and services lines that comprise The Vivos Method to go beyond the proprietary technologies featured in our C.A.R.E. oral appliances and now offer providers far greater optionality in selecting a diagnostic or treatment solution that is best for their patients. This approach recognizes that there is no “one size fits all” solution for patients, and that both providers and patients are best served by offering a variety of solutions at various price points that can meet the needs of a larger segment of the population.

We believe this evolution of our mission (which was originally focused almost exclusively on the dental community) will appeal to a much broader array of healthcare professionals, including chiropractors, nutritionists, primary care physicians, cardiologists, physical therapists, dentists and others, all of whom have a strong vested interest in the overall health and wellbeing of their patients, and each of whom has something meaningful to contribute when properly educated and trained. As word spreads among a broader array of professionals and their patients, we expect more people to come to know and understand the compelling advantages of The Vivos Method. We believe this will allow us to scale our business and grow our company more rapidly.

Our Market Opportunity

According to a March 2021 Sleep Apnea Devices Market Size & Share Report, the global sleep apnea devices market size was valued at $3.7 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 6.2% from 2021 to 2028. According to the March 2025 edition of the same report, the global sleep apnea devices market size was $9.70 billion in 2024, and the market size is projected to grow from $10.30 billion in 2025 to $18.30 billion in 2032, a CAGR of 8.6% during the forecast period. According to an American Sleep Association study published in 2020, an estimated 50 million to 70 million people in the U.S. are suffering from some form of sleep disorders. Moreover, according to Canadian Respiratory Journal in 2014, around 5.4 million adults in Canada were diagnosed with sleep apnea or were at higher risk of developing OSA. According to a study conducted by ResMed in 2018, around 175 million people in Europe were suffering from sleep apnea. We therefore believe that effective diagnostic and treatment strategies are needed to minimize the negative health impacts of OSA and to maximize cost-effectiveness.

Based on our direct experience with our Vivos-trained providers performing approximately 53,000 VivoScore home sleep tests administered during 2024, we strongly believe the published estimates from available public information, which range from 12% to 20% of the population, seriously underestimate the extent of the condition and scope of the problem in the United States and Canada. Our VivoScore testing routinely results in approximately 50% of patients testing positive OSA, a number consistent with a recent study published in the Journal of the American Heart Association on a sample consisting of approximately 2,000 middle-aged to older adults from the Multi-Ethnic Study of Atherosclerosis (MESA), where 44% had moderate to severe OSA and 75% had mild, moderate or severe OSA, “Sleep Irregularity and Subclinical Markers of Cardiovascular Disease: The Multi-Ethnic Study of Atherosclerosis.”. We therefore believe our prior estimate that approximately 15% of the adult population in the United States and Canada suffers from OSA to be extremely conservative. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market could be as high as 80 million adults. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for The Vivos Method, leaving us with a total addressable consumer market of approximately 64 million adults.

We currently charge clinicians an average sales price of approximately $1,500 per adult case for The Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and another 30,000 in Canada who could potentially offer the Vivos Method to their patients. Add to that the nearly 80,000 licensed chiropractors and over 1.1 million medical doctors across all specialties who routinely see and treat patients, many of which have OSA. Each of them sees and treat patients with OSA for many related conditions on a regular basis even though the vast majority remain undiagnosed with respect to their OSA. As we pivot to the alliance marketing and distribution model, we see our average sales price to patients increasing to approximately $4,000. As we raise awareness, and now that new technologies such as SleepImage have driven the cost of diagnosis down dramatically, more providers will be able to integrate evaluations of breathing and sleep into their basic clinical treatments, and more patients will get diagnosed and seek treatment. Therefore, based on the addressable U.S. and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $96 billion.

S-5

Our Competitive Strengths

We believe that our new strategic business model has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	New Sales, Marketing and Distribution Business Model. Our new business model has the combination of Vivos’ advanced proprietary diagnostic and evidence-based treatment technology, delivered by closely aligned medical and dental professionals using our state-of-the-art customized practice management and proprietary billing software and working together in a single, compliant medical service organization (MSO) practice model to treat a large and growing volumes of new and existing OSA patients who seek to avoid or get away from their CPAP machines. We also have an experienced group of specially trained Treatment Navigators to help educate patients on various OSA treatment options. Our management team has extensive experience acquiring and operating professional practices and the proven ability to recruit, train, and manage medical and dental professionals. Finally, with our new sales, marketing and distribution model, our business model can appeal and adapt to the particular needs and demands of sleep testing clinics as well as patients seeking viable non-surgical solutions to their OSA.

●	Superior Economics of New Sales, Marketing and Distribution Business Model through Strategic Alliances or Acquisitions. Our new strategic alliance and acquisition business model allows us to expand and grow our revenues through acquisitions of, or collaborations with, medical sleep and similar healthcare practices. The vertically integrated nature of our new business model minimizes costs of products as well as the unit costs associated with delivering clinical diagnostic and therapeutic care. Moreover, the co-locating of various medical, dental and other healthcare professionals keeps efficiencies high and fixed costs low. At the same time, the model allows for the full realization of revenue potential from both diagnostic and therapeutic services. We believe gross revenues per case could exceed $5,000 once all products and services are included, with high net margins.

●

Significant Barriers to Entry. We believe that third parties seeking to compete directly with us have significant barriers to entry for the following reasons: competitors must offer a treatment modality with similar features, capabilities, research support, FDA regulatory clearances, and successful clinical outcomes in the market; then develop the systems and best practices required to successfully integrate diagnosis and treatment into a single-site, high-volume medical / dental practice offering substantially all options for OSA diagnosis and treatment; and finally, provide sleep testing and treatment centers with an attractive and mutually beneficial model that meets the needs of their business as well as their patients. We believe we have strategically and effectively addressed each and every one of the aforementioned barriers to entry and thus have created a novel and compelling single-source value proposition for dentists and sleep specialists seeking to deliver a full range of OSA treatment options to their patients.

●	Vivos Method Insurance Reimbursement. Most major commercial insurance (and also Medicare for our mmRNA appliance, which we received clearance during 2021), reimburse for our adult treatment in the United States. The average level of commercial payer reimbursement is approximately 50% (with coverage ranging from 5% to 70%), although medical insurance is never a guarantee of payment, and patient deductibles and policy restrictions will vary. Medicare reimbursement for our mmRNA appliance will vary by the Centers for Medicare and Medicaid Services (CMS) jurisdiction in the U.S.

●	Body of Published Research and Strong Patient Outcomes. Together with our network of trained dentists, we have developed a body of clinical and patient data, and benefits of The Vivos Method for its registered and 510(k) cleared use, spanning over approximately ten years from nearly 59,000 patients treated with our proprietary clinical treatments that demonstrates the safety, effectiveness, therapy adherence (patient compliance). The documented and reported benefits of treatment with The Vivos Method have been consistent across reports from independent dentists and have been highlighted in over 60 published studies, case reports, and articles, many of which have been peer reviewed. We believe this favorable data provides us with a significant competitive advantage and will continue to support increased adoption of the Vivos Method.

●	First Mover Advantage. Our business model is the first to focus on sleep centers screening patients for mild to severe OSA with the dentists serving as the primary source of treatment using The Vivos Method for such patients. We believe we are also the first to bring forth a go-to-market strategy that incorporates collaborating with durable medical equipment companies, medical professionals and other non-traditional healthcare providers such as chiropractors and physical therapists to expand access by patients to our products and services.

S-6

●	Novel and Differentiated Products. To our knowledge, we believe only The Vivos Method offers a truly differentiated, non-invasive treatment option that actually works on a common root cause of OSA. We also believe that older oral appliances are typically less expensive, but do not reshape the upper airway like our C.A.R.E. appliances and therefore require nightly use over a lifetime and have a number of other disadvantages.

●	Intellectual Property Portfolio and Research and Development Capabilities. We have a comprehensive patent portfolio to protect our intellectual property and technology, three design patents that expire between 2028 and 2029 and two utility patents expiring in 2029 and 2030. We own two Canadian patents and one European patent that has been validated in Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Hungary, Italy and the Netherlands, all of which expire in 2029. Our U.S. trademark portfolio consists of 14 registered marks and one pending published application. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment modalities are all considered proprietary trade secrets and competitive advantages with no known counterparts. However, management believes that its core intellectual property goes far beyond its patent estate and is deeply embedded in the multi-disciplinary clinical diagnostic and therapeutic protocols. We believe the myriads of highly nuanced complexities and diversity with which OSA patients present effectively renders the key aspects of our technology virtually impossible to replicate or reverse engineering. For example, we know of several unsuccessful attempts to replicate our products and offer them to untrained providers at minimal cost. In every instance of which we are aware, the clinical outcomes were unsatisfactory or failed completely. The secrets of what we do are woven into how we do it, the order in which we apply certain adjunctive therapies, and also the use of uniquely designed customized oral appliances. If any one or more of those elements is missing or misapplied, results will be less than acceptable to patients.

●	Extensive Training and Support Systems. We believe our extensive online and in-person clinical and business systems training program offered through The Vivos Institute is unmatched anywhere and is a clear competitive strength that would be difficult to replicate.

●	Targeted Approach to Market Development. We have established a systematic and scalable approach to actively and consistently engage with U.S. sleep centers as well as U.S. and Canadian dentists.

Corporate Information

Our principal executive offices are located at 7921 Southpark Plaza, Suite 210, Littleton, Colorado 80120, and our telephone number is (844) 672-4357, and our internet website address is https://www.vivos.com. The information on our website is not a part of, or incorporated in, this prospectus.

S-7

THE OFFERING

Issuer:	Vivos Therapeutics, Inc., a Delaware corporation

Common stock offered by us:	Shares having an aggregate offering price of not more than $5,830,572.

Common stock outstanding prior to this offering:	7,504,807 shares of common stock(1)

Common stock outstanding after this offering:	Up to approximately 9,011,415 shares of common stock, assuming the sale of approximately 1,506,608 shares at an assumed selling price of $3.87 per share, which was the closing price of our common stock on the Nasdaq Stock Market on September 9, 2025. The actual number of shares of common stock outstanding following this offering will vary depending on several factors, including whether we elect to sell shares pursuant to this offering and the price at which the shares may be sold from time to time during this offering.

Manner of offering:	Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common shares in the United States, and directly to Wainwright as principal. The Sales Agent is not required to sell any certain number of shares or dollar amount of our common shares, but will act as a Sales Agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See “Plan of Distribution” on page S-20.

Use of proceeds:	We intend to use the net proceeds for sales and marketing, working capital and general corporate purposes. Please see “Use of Proceeds” on page S-17.

Risk factors:	An investment in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol:	“VVOS”

S-8

The number of shares of our common stock to be outstanding immediately after this offering is based on 7,504,807 shares outstanding as of the date of this prospectus supplement, and excludes as of that date:

●	1,237,066 shares of common stock underlying options to purchase shares of our common stock issued and outstanding as with a weighted average exercise price of $8.80 per share;

●	489,513 shares of common stock reserved for future issuance under our outstanding equity incentive plans;

●	12,713,102 shares of common stock issuable upon the exercise of outstanding common stock warrants with a weighted exercise price of $2.86 per share;

●	3,431,026 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $0.0001 per share;

●	2,717,652 shares of common stock issuable upon the exercise of outstanding short and long-term warrants with a weighted average exercise price of $4.49 per share;

●	3,220,266 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $2.204 per share;

●	95,467 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in September 2024, with an exercise price of $3.94 per share;

●	529,220 shares of our common stock issuable upon the exercise of outstanding common stock warrants with an exercise price of $4.81 per share;

●	49,645 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in December 2024, with an exercise price of $6.17 per share;

●	725,258 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants issued to an investor in connection with our private placement in June 2025 with an exercise price of $2.23 per share; and

●	2,329,886 shares of common stock issuable upon the exercise of outstanding common stock warrants issued to an investor in connection with our private placement in June 2025 with an exercise price of $2.23 per share.

S-9

RISK FACTORS

Investing in our common stock is speculative involves a high degree of risk. In addition to the other information (including risk factor disclosures) included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below, before making an investment decision with respect to the securities. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering

Resales of our common stock in the public market by our stockholders during this offering may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We currently intend to use the net proceeds for sales and marketing, working capital, and general corporate purposes. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, as well as the price or prices at which such shares are sold, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Therefore, no assurances can be given as to the total number of shares we may sell under the Sales Agreement, the price or prices at which such sales may occur, or the aggregate proceeds we may receive from such sales.

S-10

SEC regulations may limit the number of shares we may sell under this prospectus supplement.

Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules. As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $40,879,743, based upon 5,881,977 shares of our outstanding common stock held by non-affiliates at the per share price of $6.95, the closing sale price of our common stock on the Nasdaq Capital Market on July 14, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this Prospectus Supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,506,608 shares of our common stock are sold during the term of the Sales Agreement at an assumed offering price of $3.87 per share, the closing price of our common stock on the Nasdaq Stock Market on September 9, 2024, for aggregate gross proceeds of $5,830,572, after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $3.85 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. Because the prices per share at which shares of our common stock are sold in this offering could be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our common stock for a price greater than that which you paid for it.

We currently expect to retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell your shares of our common stock for a price greater than that which you paid for it.

S-11

Risks Related to Our New Sales, Marketing and Distribution Model

In 2024 and 2025, we worked to pivot our sales, marketing distribution model, including via the acquisition of the Sleep Center of Nevada (the “Acquisition”). However, this new model is unproven and may not produce the benefits we anticipate. This makes it difficult to evaluate our future prospects and may increase the risk of your investment.

In June 2025, we acquired all assets, including operating assets such as sleep testing, diagnostics, and treatment centers, of SCN. The Acquisition marked the completion in a pivot to our sales, marketing distribution model for our innovative OSA appliances. Under the new model, SCN will provide sleep disorder patients with the opportunity to be candidates for our advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods. Under customary agreements designed to comply with applicable corporate practice of medicine law, our operation of SCN allows us to manage and capture both diagnostic and consulting revenues, representing new higher margin revenue streams for us, as well as potential Vivos appliance sales revenue from SCN. We are exploring and seeking to implement additional acquisitions of, or collaborations with, medical sleep and similar healthcare practices to expand our business model in an effort to grow our revenues.

We are placing significant emphasis on establishing and growing this new model as means of increasing our revenue. However, this new model is unproven, and we have limited operating history associated with this new model. Our prior collaboration with Rebis Health in Colorado entered into in 2024 has not met our expectations and differed materially from the SCN acquisition in that we did not have adequate control over patient processing, systems and protocols, dentist hiring and management, staff hiring and management, patient education, hours of operation, or medical provider training and education. As a result, the Rebis Health collaboration has not benefited us as we had anticipated. There is therefore a lack of information for you to evaluate our future prospects utilizing this new model. Moreover, there is a material risk that this new model will not increase our revenues or gross margins in the manner we anticipate. In addition, we may be unable to find additional sleep medical providers to incorporate into our business, and even if we do, the is a risk we may not derive the benefits from additional acquisition that we intend to. Our inability to implement and scale this marketing and distribution model would materially harm our business and operating results and likely cause our stock price to suffer.

Additionally, if the benefits of the Acquisition or similar acquisitions or collaborations we may undertake do not meet the expectations of our shareholders, the market price of our securities may decline. Fluctuations, including declines, in the price of our common stock could contribute to the loss of all or part of your investment. Certain factors, including, but not limited to, the factors listed below could have a material adverse effect on the price of our common stock:

●	actual or anticipated fluctuations in financial results post-Acquisition or following the execution of similar transactions;

●	changes in the market’s expectations about our operating results post-Acquisition or following the execution of similar transactions;

●	announcements of technological innovation, or new products, by our competition; and

●	the success of our competitors.

As such, no assurances can be given that the Acquisition or similar transactions will benefit our operating results or stock price.

S-12

We have incurred substantial indebtedness in connection with financing the SCN acquisition, the cost of servicing that debt could adversely affect our business, financial condition, and results of operation, and we may not be able in the future to service that debt.

Concurrently with the SCN Acquisition, we entered into a Note Purchase Agreement with Streeterville Capital, LLC, a Utah limited liability company (“Lender”), pursuant to which we issued and sold to Lender a Secured Promissory Note in the original principal amount of $8,250,000 (the “Note”). The Note is secured by our wholly-owned subsidiary AIM, which manages SCN in accordance with the corporate practice of medicine. The Company has also pledged the entirety of AIM’s membership interests to the Lender as collateral for the Loan pursuant and caused AIM to provide a guarantee of our obligations to the Lender under the Note and the other transaction documents.

Our ability to make scheduled payments under the Note or any alternative debt financing arrangements we may enter into in connection with our growth strategy to acquire additional medical sleep practices will depend on our financial and operating performance, which will be affected by economic, financial, competitive, business, and other factors, some or all of which are beyond our control. The indebtedness we incurred in connection with the Acquisition will require us to dedicate a portion of our cash flow to servicing this debt, thereby reducing the availability of cash to fund other business initiatives. There can be no assurance that our business, inclusive of SCN, will generate sufficient cash flow from operations to service our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness on or before maturity or sell certain of our assets. There can be no assurance that we will be able to restructure or refinance any of our indebtedness on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. If we are unable to generate or borrow sufficient cash to make payments on our indebtedness, our business, financial condition, and results of operations could be adversely affected.

Integrating SCN’s operations may be more difficult, costly, or time-consuming than expected.

The ongoing integration of Vivos and SCN could result in the disruption of our ongoing business, and inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with patients and employees or achieve the anticipated benefits of the Acquisition. As with any acquisition, there also may be disruptions that cause us to lose patients or cause patients to elect alternative form of sleep treatment. We may also face other unintended consequences from the Acquisition (including adverse effects on our business reputation, supply chain issues, and similar matters) that that could have a material adverse effect on our results of operations, financial condition and stock price.

S-13

If our contractual arrangements between AIM and our physicians at SCN are found to constitute the improper rendering of medical services or fee splitting under applicable state laws, our business, financial condition and our ability to operate in those states could be adversely impacted.

Our contractual relationships between AIM and our physicians at SCN (and similar arrangements we may enter into in the future in connection with other sleep provider acquisitions) may implicate certain state laws that generally prohibit non-professional entities from providing licensed medical services or exercising control over medical practitioners or other healthcare professionals (such activities generally referred to as the “corporate practice of medicine”, and laws, rules and regulations relating to the corporate practice of medicine, the “CPM Laws”) or engaging in certain practices such as fee-splitting with such licensed professionals. The interpretation and enforcement of CPM Laws vary significantly from state to state. There can be no assurance that CPM Laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. Regulatory authorities, state boards of medicine, state attorneys general and other parties may assert that, despite the agreements through which we operate, we are engaged in the provision of medical services and/or that our arrangements with our medical practitioners constitute unlawful fee-splitting. If a jurisdiction’s prohibition on the corporate practice of medicine or fee-splitting is interpreted in a manner that is inconsistent with our practices, we would be required to restructure or terminate our arrangements with our medical practitioner at SCN to bring our activities into compliance with such CPM Laws. A determination of non-compliance, or the termination of or failure to successfully restructure these relationships could result in disciplinary action, penalties, damages, fines, and/or a loss of revenue, any of which could have a material and adverse effect on our business, financial condition and results of operations. State corporate practice and fee-splitting prohibitions also often impose penalties our medical practitioners for aiding in the improper rendering of professional services, which could discourage medical practitioners and other healthcare professionals from providing clinical services at SCN or other sleep centers we may operate in the future.

As a result of our business model pivot which includes the acquisition of sleep centers like SCN, we may become a party to lawsuits, demands, claims, qui tam suits, governmental investigations and audits and other legal matters, any of which could result in, among other things, substantial financial and other penalties, damage to our reputation or adverse effects on our ability to conduct business.

As a result of our 2025 business model pivot, which includes acquisitions of sleep medical providers like SCN as a means of driving sales of our OSA treatments, our business has (subject to compliance with CPM laws as described above) become more associated with diagnosing and treating OSA patients. Given the nature of this business, we may in the future be subject to investigations and audits by governmental agencies, private civil qui tam complaints and other lawsuits, demands, claims, legal proceedings and/or other actions alleging our, or the medical practices we manage, failure to comply with applicable rules, regulations, laws or the practice of medicine.

For example, we and sleep medical providers we manage (like SCN) could become subject to audits from the government concerning the billing of patients. If, following the conclusion of any audit, the government were to require refunds and/or modifications to our business practices, and such amounts or changes are significant, it could have a material adverse effect on our business, results of operations, financial condition and cash flows. In addition, any allegation against us, our medical providers we manage or related personnel, representatives, third party vendors, or operations in such matters or matters that involve patients suffering adverse health outcomes, may, among other things harm our reputation, stock price, and adversely affect our relationships and/or contracts related to our business, among other things.

Responding to subpoenas, investigations and other lawsuits, claims and legal proceedings, as well as defending ourselves in such matters, would require management’s attention and cause us to incur significant legal expense. Negative developments, findings or terms and conditions that we might agree to accept as part of a negotiated resolution of pending or future legal or regulatory matters, or have been forced upon us, could result in, among other things, harm to our or our medical providers’ reputation, substantial financial penalties or awards against us, substantial payments made by us, required changes to our business practices, impacts on our various relationships and/or contracts related to our business, exclusion from future participation in Medicare, Medicaid and other healthcare programs and, in certain cases, criminal penalties, any of which could have a material adverse effect on us.

S-14

Changes in the structure of and payment rates under private insurance, Medicare, Medicaid or other non-Medicare government-based programs or payment rates related to our business could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Sleep center providers like SCN or other medical sleep providers we may acquire and manage or do business with rely on various forms of insurance held by patients for payment for products and services. These include private insurance, Medicare, Medicaid and other government programs. As such, the business of the medical sleep providers we manage and our business and results of operations could be adversely impacted by matters related to insurance coverage including, without limitation:

●	The risk that reimbursement rates are reduced by private insurance carriers or government insurance providers;

●	The risk that changes in insurance policies or regulatory mandates could limit the ability to either be paid for covered services or bill for treatments or services or otherwise impact reimbursement;

●	The risk that interpretations of existing regulations, manual provisions and/or guidance, or the implementation or enforcement of new interpretations, will be inconsistent with how we and the medical sleep providers we manage have interpreted regulations, manual provisions and/or guidance;

●	The risk that data and related reporting requirements are implemented that result in decreased reimbursement, increased technology and operational costs, or reputational harm;

●	The risk that increases in our operating costs will outpace any Medicare or other rate increases we receive;

●	The risk of federal budget sequestration cuts or other disruptions in federal government operations and funding; and

●	The risk of ensuring that the sleep medical providers we manage remain compliant with applicable requirements, including marketing and education requirements and restrictions, as well as contractual terms with associated insurance plans.

If we are faced with these or similar risks, we could face material adverse consequences on our business, results of operations, financial condition and cash flows.

S-15

Our business and the medical practices we manage are labor intensive. Our inability to recruit qualified talent and manage labor costs or shortages result could result significant increases in our operating costs, decreases in productivity, and disruptions in our business operations.

Our business and the business of the medical practices we manage is labor intensive. This is particularly true with respect to the Sleep Optimization (SO) teams we are putting in place at SCN, each consisting of one nurse practitioner (or physician’s assistant), two specially trained dentists, six dental assistants, six administrative support personnel, and one treatment navigator. Labor requirements also exist, albeit to a lesser extent, for contractual alliances with medical sleep providers we may enter into. We face increased labor costs and the risk of difficulties in hiring skilled clinical personnel. The healthcare labor market for the talent we require is challenging and experiences volatility, uncertainty and labor supply shortages. We may be unable to achieve the financial results we desire from the SCN acquisition, the acquisition of other medical sleep providers or our contractual alliances due to variations in labor-related costs and the productivity our personnel.

We have incurred and, as we seek to scale our business, expect to continue to incur increased labor costs, including through elevated compensation levels to our personnel, the ultimate extent of which will depend on the needs at SCN or other medical sleep providers we acquire as well as macroeconomic conditions and ancillary impacts on the labor market, among other things.

We compete for qualified talent with hospitals and other healthcare providers. Furthermore, changes in certification requirements could adversely impact our ability to maintain sufficient staff levels, including to the extent our personnel are not able to meet new requirements. In addition, if we experience a higher than normal turnover rate for our skilled clinical personnel, our operations and ability to meet patient demand may be negatively impacted, which could adversely affect our business, results of operations, financial condition and cash flows.

Also, political or other efforts at the national or local level could result in actions or proposals that increase the likelihood of success of union organizing activities at the facilities we manage. If a significant portion of our personnel were to become unionized, we could experience, among other things, potential additional work stoppages or other business disruptions; adverse impacts to our financial results due to the costs of bargaining or implementing a grievance procedure and processing grievances, decreases in our operational flexibility and efficiency, or negative impacts on our employee culture. Any of these events or circumstances, including our responses to such events or circumstances, could have a material adverse effect on our employee relations, treatment growth, productivity, business, results of operations, financial condition, cash flows and reputation.

S-16

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $5,830,572 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing.

We currently intend to use the net proceeds for sales and marketing, working capital, and general corporate purposes. In addition, we believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of, or investments in, complementary companies, intellectual property or technologies. While we have no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, we may use a portion of the net proceeds for these purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds to be received in connection with this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including any unforeseen cash needs. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities. We cannot predict whether these investments will yield a favorable return.

S-17

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of common stock immediately after this offering.

As of June 30, 2025, we had a net tangible book value of $(6,091,710), or $(0.83) per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2025.

After giving effect to the purchase of 180,000 shares of our common stock by the exercise of warrants by holders of certain of our outstanding warrants pursuant to a warrant inducement agreement in July 2025 for net proceeds of $865,800 (the “July Warrant Exercise”), our pro forma tangible net book value as of June 30, 2025 would have been approximately $(5,225,910), or approximately $(0.70) per share of common stock, an increase of approximately $0.13 per share of common stock.

After giving effect to the sale of our common stock in the aggregate amount of $5,830,572 in this offering at an assumed offering price of $3.87 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 9, 2025, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2025, would have been approximately $142,091, or approximately $0.02 per share of our common stock. This represents an immediate increase in net tangible book value of $0.72 per share to our existing stockholders and an immediate dilution of approximately $3.85 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$3.87
Net tangible book value per share of common stock as of June 30, 2025	$(0.83)

Increase in net tangible book value per share of common stock as of June 30, 2025 attributable to the July Warrant Exercise	$0.13

Net tangible book value per share of common stock as of June 30, 2025 after giving effect to the July Warrant Exercise	$(0.70)

Increase in pro forma net tangible book value per share of common stock attributable to this offering	$0.72

Pro forma as adjusted net tangible book value per share of common stock as of June 30, 2025 after giving effect to this offering		$0.02

Dilution in pro forma net tangible book value per share of common stock to new investors in the offering		$3.85

To the extent that outstanding options or warrants are exercised, or our convertible preferred stock is converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable for or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common stock is sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $5,830,572 is sold at the assumed offering price of $3.87 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 9, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

S-18

The information above is as of June 30, 2025 and excludes, as of the date of this prospectus (vested and unvested):

●	1,237,066 shares of common stock underlying options to purchase shares of our common stock issued and outstanding as with a weighted average exercise price of $8.80 per share;

●	489,513 shares of common stock reserved for future issuance under our outstanding equity incentive plans;

●	12,713,102 shares of common stock issuable upon the exercise of outstanding common stock warrants with a weighted exercise price of $2.86 per share;

●	3,431,026 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $0.0001 per share;

●	2,717,652 shares of common stock issuable upon the exercise of outstanding short and long-term warrants with a weighted average exercise price of $4.49 per share;

●	3,220,266 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $2.204 per share;

●	95,467 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in September 2024, with an exercise price of $3.94 per share;

●	529,220 shares of our common stock issuable upon the exercise of outstanding common stock warrants with an exercise price of $4.81 per share;

●	49,645 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in December 2024, with an exercise price of $6.17 per share;

●	725,258 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants issued to an investor in connection with our private placement in June 2025 with an exercise price of $2.23 per share; and

●	2,329,886 shares of common stock issuable upon the exercise of outstanding common stock warrants issued to an investor in connection with our private placement in June 2025 with an exercise price of $2.23 per share.

S-19

Plan of Distribution

On February 14, 2025, we entered into the Sales Agreement with H.C. Wainwright & Co., LLC, as sales agent (referred to herein as Wainwright) under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $5,830,572 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the Sales Agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the first business day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $80,000 in the aggregate, which was paid upon the execution of the Sales Agreement. We also agreed to reimburse Wainwright for up to $50,000 for documented fees and costs of its legal counsel reasonably incurred in connection with the filing of this prospectus supplement. Additionally, we agreed to reimburse Wainwright for up to $5,000 for conducting a due diligence session in connection with filing of a new registration statement, prospectus or prospectus supplement relating to the shares of common stock to be sold pursuant to the Sales Agreement, the filing of our Annual Report on Form 10-K, and up to a maximum of $2,500 per due diligence session in connection with our other SEC filings.

Further, until September 12, 2026, if we, or any of our subsidiaries, decide to (a) finance or refinance any indebtedness using a FINRA member broker-dealer as book-runner, manager, placement agent or agent, Wainwright will have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) raise funds by means of a public offering or a private placement or any other capital-raising financing of equity, equity-linked or debt securities in which we use a FINRA member broker-dealer as book-running manager, underwriter, placement agent or advisor, Wainwright will have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

We estimate that the total expenses of the offering payable by us, excluding compensation and reimbursements payable to Wainwright under the Sales Agreement, will be approximately $250,000. We will report at least quarterly the number of shares of common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

S-20

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein.

From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Wainwright acted as the placement agent in connection with our (i) registered direct offerings consummated in September 2024 and December 2024 and (ii) an at-the-marketing offering commenced in February 2025 and received compensation from us in connection therewith. Except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions and is qualified in its entirety by reference to the Sales Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on February 14, 2025 and is incorporated herein by reference.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VVOS.”

S-21

Legal Matters

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is counsel for Wainwright in connection with this offering.

Experts

The consolidated financial statements of Vivos Therapeutics, Inc. (the “Company”) incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 have been audited by Baker Tilly US, LLP (formerly Moss Adams LLP), an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of R.D. Prabhu, Lata K. Shete, M.D.s, LTD d/b/a/The Sleep Center of Nevada incorporated in this prospectus supplement from Vivos Therapeutics, Inc.’s Current Report on Form 8-K/A, dated June 9, 2025, have been audited by Baker Tilly US, LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: Vivos Therapeutics, Inc., 7921 Southpark Plaza, Suite 210, Littleton, Colorado, Attention: Corporate Secretary; (844) 672-4357. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

We maintain our website at www.vivos.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described above.

S-22

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025.

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025; and the quarter ended June 30, 2025, filed with the SEC on August 19, 2025.

●	our Current Reports on Form 8-K, which were filed with the SEC on February 15, 2024, May 3, 2024, May 17, 2024, June 14, 2024, June 25, 2024, July 10, 2024, August 15, 2024, September 12, 2024, September 17, 2024, September 18, 2024, November 14, 2024, November 27, 2024, December 23, 2024, February 14, 2025, April 17, 2025, May 23, 2025 and June 13, 2025 as amended by Amendment No. 1 thereto filed on August 25, 2025.

●	our definitive proxy statement for our 2024 Annual Meeting of Stockholders filed with the SEC on October 7, 2024; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on December 10, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-23

Prospectus

VIVOS THERAPEUTICS, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $50,000,000:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “VVOS.” The last reported sale price of our common stock on the Nasdaq Capital Market on September 4, 2025 was $4.40 per share. As of the date of hereof, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $40,879,740, based upon 5,881,977 shares of our outstanding common stock held by non-affiliates at the per share price of $6.95, the closing sale price of our common stock on the Nasdaq Capital Market on July 14, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered approximately $7,796,009 in securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 8 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2025.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Vivos Therapeutics, Inc. and its consolidated subsidiaries.

-ii-

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “seek,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

-iii-

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Vivos” means Vivos Therapeutics, Inc. and its consolidated subsidiaries.

Business Overview

We are a medical technology and services company that features a comprehensive suite of proprietary oral appliances and therapeutic treatments. Our products non-surgically treat certain maxillofacial and developmental abnormalities of the mouth and jaws that are closely associated with breathing and sleep disorders such as mild to severe obstructive sleep apnea (“OSA”) and snoring in adults.

We offer three separate clinical pathways or programs to providers: (i) Guided Growth and Development, (ii) Lifeline and (iii) Complete Airway Repositioning and Expansion (“C.A.R.E.”). Each program features specific oral appliances of ours, coupled with specific therapeutic treatments, and each clinical pathway is intended to address the specific needs of a diverse patient population with different patient journeys. We call the use of our appliances coupled with specific therapeutic treatments

The Vivos Method.

Our Guided Growth and Development program features the Vivos Guide and PEx appliances along with CO2 laser treatments and other adjunctive therapies designed for treating palatal growth and expansion in pediatric patients as they grow. The mid-range priced Lifeline program features a selection of mandibular advancement devices (“MADs”) such as the Versa and Vida Sleep which are U.S. Food and Drug Administration (“FDA”) 510(k) cleared for mild-to-moderate OSA in adults, along with the patented Vida appliance, which is FDA 510(k) cleared for the alleviation of Temporomandibular Joint Dysfunction (“TMD”) symptoms, bruxism, migraine headaches, and nasal dilation.

Our flagship C.A.R.E. program features our patented DNA, mRNA and mmRNA appliances, which are FDA 510(k) cleared for mild-to-severe OSA and snoring in adults. The Vivos Method may also include adjunctive myofunctional, chiropractic/physical therapy, and laser treatments that, when properly used with the C.A.R.E. appliances, constitute a powerful non-invasive and cost-effective means of reducing or eliminating OSA symptoms. In a small subset of a study, The Vivos Method was shown to reduce OSA symptoms in a statistically significant portion of patients. According to Clinical Outcomes for the treatment of Mild-to-Severe Obstructive Sleep Apnea with non-permanent maxillary expansion and mandibular advancement/expansion oral appliances: A retrospective analysis of real world data, by Clete Kushida, MD, Ph.D. Division of Sleep Medicine, Stanford University and Colette Cozean, Ph.D., The EyeDeas Company, “[a]ll Patients treated with mRNA showed an increase in transpalatal width while 97% of patients treated with DNA showed an increase. AHI improved or stayed the same in 91% of DNA patients in 88% of mRNA patients. AHI improved by at least one classification for 63% of DNA patients as compared to 61% of mRNA patients.” The primary competitive advantage of The Vivos Method over other OSA therapies is that The Vivos Method’s typical course of treatment is limited in most cases to 12 to 15 months, and it is possible not to need lifetime intervention, unlike CPAP and neuro-stimulation implants. Additionally, out of nearly 59,000 patients treated to date worldwide with our entire current suite of products, there have been very few reported instances of relapse.

Although not our current focus due to a pivot in our business model as described below, we have historically offered a suite of diagnostic and support products and services primarily to dentists as well as medical providers and distributors who service patients with OSA or related conditions. Such products and services include (i) VivoScore home sleep screenings and tests (powered by SleepImage® technology), (ii) Treatment Navigator (a concierge service to assist providers in educating and supporting patients as they navigate insurance coverage, diagnostic indications and treatment options), (iii) Billing Intelligence Services (which optimizes medical and dental reimbursement), (v) advanced training and continuing education courses at our Vivos Institute in Denver, Colorado, and (iv) MyoCorrect, a service through which Vivos-trained providers can provide orofacial myofunctional therapy (“OMT”) to patients via a telemedicine platform. Some of these services, including home sleep screenings, treatment navigator services and MyoCorrect, are being provided to patients directly under the new sales, marketing and distribution model described below. With this shift in focus, we shifted our Medical Integration Division to pursue strategic alliances and acquisitions of sleep centers to provide better options using Vivos products for patients who have been diagnosed with OSA.

Legacy Business Model

Our business model has historically been to teach, train, and support primarily dentists but also medical doctors and distributors in the use of our products and services. Dentists who use our products and services typically enroll in a variety of live or online training and educational programs offered through our Vivos Institute; a 18,000 sq. ft. facility located near the Denver International Airport. Dentists are able to select the specific program or clinical pathway that they want to focus on, such as Guided Growth and Development or Lifeline or both. They could also enroll in our Vivos Integrated Provider (“VIP”) program for the complete set training, educational, and support services available in all three clinical pathway programs. Dentists enrolled in the VIP program are referred to as “VIPs.” We historically charged up front enrollment fees to educate and train new VIPs. We also charged for the ancillary support services listed above and view each product and service as a revenue center. We refer to the VIP-focused business model herein as our “legacy” or “historic” business model.

1

New Sales, Marketing and Distribution Model

Over the course of 2024 and first half of 2025, we worked to pivot our business strategy and began to steadily decrease our prior dependence on dentists to sell our products and our dependence on VIP enrollment revenue. This new business strategy is focused on contractual alliances with and outright acquisitions of sleep specialty providers, sleep centers and others and is based on a profit-sharing model between us and the provider which aligns our revenue generation more directly to sales of our novel appliances. In June 2024, we entered into our first contractual alliance with Rebis Health, a sleep center operator in Colorado. Revenues from this arrangement have not developed as we had expected for many reasons beyond our control, but we learned important lessons which have led to changes to this model.

In June 2025, we acquired all assets, including operating assets such as sleep testing, diagnostics, and treatment centers, of R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN”). This acquisition marked a milestone in the pivot to our sales, marketing distribution model for our innovative OSA appliances and treatment methods. Applying this new model, SCN will provide sleep disorder patients with the opportunity to be candidates for our advanced, proprietary and FDA-cleared C.A.R.E oral medical devices, oral appliances and additional adjunctive therapies and methods. Under customary agreements designed to comply with applicable corporate practice of medicine law, our operation of SCN allows us to manage and capture both diagnostic and consulting revenues, representing new higher margin revenue streams for us, as well as potential Vivos appliance and related product and service revenue from SCN, while providing the dentist and medical doctor with the autonomy and independence to make the most appropriate treatment decisions for their patients. For further information on the integration of SCN’s practice into our business, please see the section below titled “SCN Integration Update.”

We are also exploring and seeking to implement additional acquisitions of, or collaborations with, medical sleep and similar healthcare practices to expand our business model in an effort to grow our revenues. We refer to this new model herein alternatively as our new sales, marketing and distribution model or our strategic alliance and/or acquisition model.

SCN Integration Update

Our operational planning for the integration of SCN began in April 2025, when we signed the definitive agreement to purchase the assets of SCN. We believe these two months of advance planning has benefited the process of integrating SCN into our business, as our operations team has been able to execute our plan on schedule and under budget with respect to two of SCN’s seven locations in the greater Las Vegas area. Also because of this effort, we recognized a small amount of SCN revenue during our fiscal second quarter (for the period beginning with the June 10, 2025 Acquisition closing date through June 30, 2025), and our goal is to increase this revenue in the second half of 2025 and further in 2026.

As we had anticipated during the initial stage of SCN integration, patient demand is exceeding our capacity to process and treat patients under our model which includes offering SCN patients Vivos treatment options. Our goal is to ramp up our systems and operations by strategically deploying additional personnel and resources to meet this demand. We currently expect that some of SCN’s locations, including the two already integrated, to be primary treatment hubs with larger patient capacities, with the remaining being referral centers (which could be relocated facilities) requiring less time and effort to integrate.

Our operational plan is driven by our deployment of our Sleep Optimization (SO) teams, each consisting of one nurse practitioner (or physician’s assistant) and two specially trained dentists, employed by a medical or dental professional corporation, six dental assistants, six administrative support personnel, and one treatment navigator. These SO teams can be dedicated to high demand locations or spread across multiple locations as circumstances dictate. We currently have 1.5 SO teams deployed across two SCN locations and expect to have two additional SO teams deployed during the fourth quarter of 2025. We anticipate an initial ramp of up to 60 days for SO teams to become fully functional, and up to five months or longer before net revenue collections match revenue generating activity (such as OSA diagnostic services or OSA treatment case starts). A fourth SO team is planned for deployment sometime in the first quarter of 2026, giving us an expected total of 4.5 SO teams operating by the end of the first quarter of 2026. Based on the current volume of OSA patient demand, we believe the current markets served by SCN could support up to eight SO teams, and potentially more if certain planned growth initiatives meet expectations. Such initiatives include, but are not limited to, the expansion of diagnostic and treatment services, the establishment and rollout of a pediatric OSA program, and the collaboration with certain specialty medical groups who treat patients with comorbid OSA but who lack the ability to test, evaluate and treat such patients within their existing practice environments.

2

Based on our experience to date, we believe our limiting constraints for near-term revenue growth at SCN are (1) physical space to see an optimal number of patients; (2) provider and staff recruiting, training, and onboarding; and (3) customary issues with third party provider credentialing. At the SCN locations we have onboarded, we are currently fully booked for appointments for several weeks, and we are processing what we believe is less than 40% of patients attempting to get appointments for treatment. We expect the current expansion at one facility and relocation of a second facility, coupled with the additional deployments of two new SO teams by mid-October 2025, will help reduce the backlog of patients seeking treatment. However, we do not believe we will be able to fully meet current demand until additional SO teams are fully deployed during 2026.

Our initial average case revenue and acceptance rate for Vivos treatment at SCN to date suggest that each SO team could potentially generate collections in excess of $500,000 per month, net of adjustments, with contribution margins above 50%. In addition to current Vivos diagnostic and treatment options, we expect to be able to offer SCN patients additional diagnostic and treatment services that could generate additional high-margin revenue. It will take time for each SO team to reach full capacity, if at all, so the above figures should be viewed as our current best estimates based on our limited operating experience and actual performance to date, rather than projections of our future performance. That said, we continue to gather additional data that will allow us to refine our model and optimize operations, and results of operations, in future periods.

Importantly, we expect to apply the lessons learned from our SCN integration activities to future sleep center or medical practice acquisitions or management collaborations we are currently exploring and hope to consummate in the future as described below. We expect to fund costs associated with our SCN integration activities with net proceeds from our June 2025 debt and equity financings, potential future financings (including financings using the registration statement of which this prospectus forms a part), and ultimately cash from operations.

Revised OSA Provider Management Model.

In addition to growth through acquisitions of medical sleep providers like SCN, we are actively developing a revised management model that we are implementing in situations where the sleep center or medical practice owners are not interested in being purchased by us, but are interested in making the full range of our OSA treatment options available to their patients. Our plan is to accomplish this type of collaboration through the creation and pro-rata funding of a new management services entity that is jointly owned by the sleep center owners and our company, but where our company retains an 80/20 supermajority controlling interest. The revised management model incorporates our experience with Rebis Health in Colorado, our first sleep provider collaboration arrangement which we entered into in 2024, and which has not yet performed to our expectations. Under the revised model, through the co-owned management company, we will have more operational control to help ensure that our business model is being properly implemented.

We believe this revised management model can provide financial upside for our company with limited capital expenditures, and with what we believe are manageable risks. At the same time, this revised management model creates the potential for economic upside for sleep center or medical practice collaborators who are currently not interested in an outright sale to our company. Moreover, we believe the overall quality of care and service to the OSA patients of our medical provider collaborators can improve by having more treatment options available. The revised management model, as in the previous model, is designed to be compliant with current state and federal healthcare, anti-kickback, and corporate practice of medicine and dentistry regulations.

On July 14, 2025, we entered into our first management agreement under this revised approach with MISleep Solution LLC to provide our full suite of Vivos treatments and services to OSA patients at a joint location in Auburn Hills, Michigan (which is near Detroit). Consistent with our new model, our company owns a supermajority equity stake in the management services company, with the sleep doctors having minority ownership interests. Facilities to support these operations are currently under construction, with an estimated opening date in October 2025. We are currently in the process of hiring, training, and onboarding one complete SO team that we expect to deploy as soon as the physical facility is ready for occupancy. Based on our internal analysis and experience, we expect the economics of our Detroit SO team to be similar to the economics described above for our SO teams at SCN, except that net profit distributions from the management services entity will be paid out on a pro-rata basis (with our company receiving the supermajority share). As of this time, we have no direct operating history in the Detroit, Michigan market or with this new model. However, we believe that the overall benefit to our company of this model derives from the limited risks (as opposed to outright acquisitions) and generally low equipment and facility capital expenditures relative to the potential revenue opportunity. This model also obviates the need for us to finance the purchase and other costs associated with our acquisition model.

3

Potential Provider Acquisition or Management Pipeline

We are currently in active discussions with a number of potential acquisition targets to follow our SCN acquisition and Detroit-area management agreement. Every prospect must meet a rigorous set of criteria and standards in order to be considered by our mergers and acquisitions team for acquisition or management. One such acquisition target is currently under an exclusive letter of intent with us. Our pipeline of additional potential acquisition and management opportunities with sleep centers and medical sleep specialists continues to expand. This is happening largely through word of mouth and very little expenditure in terms of marketing efforts to the more than 2,600 American Academy of Sleep Medicine accredited sleep testing centers nationwide. We believe this pipeline of potential acquisition and management activity, together with the experience gained from previous endeavors, will be a key driver of future accretive growth for us.

Background on OSA

OSA is a serious and chronic disease that negatively impacts a patient’s sleep, health, and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone. According to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

Unfortunately for OSA patients, the medical profession has not been able to provide them with solutions that are both effective and desirable. CPAP is the “gold standard” treatment for over 90% of OSA patients, but no one wants to wear those devices to bed every night for life, rendering long-term compliance rates low. Traditional oral appliances can be effective over limited time frames, but often create other problems with temporomandibular joint (or TMJ) dysfunction, open bites, infections, and more. As with CPAP, they too must be worn every night for life to be effective. More radical and invasive options such as neuro-stimulation devices, or maxillomandibular advancement surgery are likewise viewed more as treatments of last resort. When The Vivos Method is presented as a viable treatment option against the alternatives discussed above, we believe it will be the preferred choice of most patients.

We believe our proprietary products comprising the Vivos C.A.R.E oral appliances represent the first non-surgical, minimally-invasive treatment option for patients diagnosed with mild to severe OSA that offers cost-effective treatment featuring (i) limited treatment times; with (ii) lasting or durable effects; and (iii) the prospect of seeing a complete reversal of symptoms. Combining treatment technologies that impact the upper airway by altering the size, shape, patency and position of corresponding hard and soft tissues, Vivos C.A.R.E represents a completely new treatment modality in the treatment of dentofacial abnormalities that often lead to OSA and many other health conditions.

4

Our Mission

Our mission is to rid the world of sleep apnea by being a leading technology platform and go-to resource for the latest and most effective treatment modalities, products, and clinical education available to healthcare providers of all specialties who treat patients suffering from breathing and sleep disorders and their comorbidities. We fully recognize that breathing and sleep disorders, including OSA, are often complex conditions with multiple contributing factors that require more than a single solution. To that end, we have broadened our product and services lines that comprise The Vivos Method to go beyond the proprietary technologies featured in our C.A.R.E. oral appliances and now offer providers far greater optionality in selecting a diagnostic or treatment solution that is best for their patients. This approach recognizes that there is no “one size fits all” solution for patients, and that both providers and patients are best served by offering a variety of solutions at various price points that can meet the needs of a larger segment of the population.

We believe this evolution of our mission (which was originally focused almost exclusively on the dental community) will appeal to a much broader array of healthcare professionals, including chiropractors, nutritionists, primary care physicians, cardiologists, physical therapists, dentists and others, all of whom have a strong vested interest in the overall health and wellbeing of their patients, and each of whom has something meaningful to contribute when properly educated and trained. As word spreads among a broader array of professionals and their patients, we expect more people to come to know and understand the compelling advantages of The Vivos Method. We believe this will allow us to scale our business and grow our company more rapidly.

Our Market Opportunity

According to a March 2021 Sleep Apnea Devices Market Size & Share Report, the global sleep apnea devices market size was valued at $3.7 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 6.2% from 2021 to 2028. According to the March 2025 edition of the same report, the global sleep apnea devices market size was $9.70 billion in 2024, and the market size is projected to grow from $10.30 billion in 2025 to $18.30 billion in 2032, a CAGR of 8.6% during the forecast period. According to an American Sleep Association study published in 2020, an estimated 50 million to 70 million people in the U.S. are suffering from some form of sleep disorders. Moreover, according to Canadian Respiratory Journal in 2014, around 5.4 million adults in Canada were diagnosed with sleep apnea or were at higher risk of developing OSA. According to a study conducted by ResMed in 2018, around 175 million people in Europe were suffering from sleep apnea. We therefore believe that effective diagnostic and treatment strategies are needed to minimize the negative health impacts of OSA and to maximize cost-effectiveness.

Based on our direct experience with our Vivos-trained providers performing approximately 53,000 VivoScore HSTs during 2024, we strongly believe the published estimates from available public information, which range from 12% to 20% of the population, seriously underestimate the extent of the condition and scope of the problem in the United States and Canada. Our VivoScore testing routinely results in approximately 50% of patients testing positive OSA, a number consistent with a recent study published in the Journal of the American Heart Association on a sample consisting of approximately 2,000 middle-aged to older adults from the Multi-Ethnic Study of Atherosclerosis (MESA), where 44% had moderate to severe OSA and 75% had mild, moderate or severe OSA, “Sleep Irregularity and Subclinical Markers of Cardiovascular Disease: The Multi-Ethnic Study of Atherosclerosis.”. We therefore believe our prior estimate that approximately 15% of the adult population in the United States and Canada suffers from OSA to be extremely conservative. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market could be as high as 80 million adults. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for The Vivos Method, leaving us with a total addressable consumer market of approximately 64 million adults.

We currently charge clinicians an average sales price of approximately $1,500 per adult case for The Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and over 25,000 licensed dentists in Canada who could potentially offer the Vivos Method to their patients. Add to that the nearly 80,000 licensed chiropractors and over 1.1 million medical doctors across all specialties who routinely see and treat patients, many of which have OSA. Each of them sees and treats patients with OSA for many related conditions on a regular basis even though the vast majority remain undiagnosed with respect to their OSA. As we pivot to the alliance marketing and distribution model, we see our average sales price to patients increasing to approximately $4,000. As we raise awareness, and now that new technologies such as SleepImage have driven the cost of diagnosis down dramatically, more providers will be able to integrate evaluations of breathing and sleep into their basic clinical treatments, and more patients will get diagnosed and seek treatment. Therefore, based on the addressable U.S. and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $96 billion.

5

Our Competitive Strengths

We believe that our new strategic business model has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	New Sales, Marketing and Distribution Business Model. Our new business model has the combination of Vivos’ advanced proprietary diagnostic and evidence-based treatment technology, delivered by closely aligned medical and dental professionals using our state-of-the-art customized practice management and proprietary billing software and working together in a single, compliant medical service organization (MSO) practice model to treat a large and growing volumes of new and existing OSA patients who seek to avoid or get away from their CPAP machines. We also have an experienced group of specially trained Treatment Navigators to help educate patients on various OSA treatment options. Our management team has extensive experience acquiring and operating professional practices and the proven ability to recruit, train, and manage medical and dental professionals. Finally, with our new sales, marketing and distribution model, our business model can appeal and adapt to the particular needs and demands of sleep testing clinics as well as patients seeking viable non-surgical solutions to their OSA.

●	Superior Economics of New Sales, Marketing and Distribution Business Model through Strategic Alliances or Acquisitions. Our new strategic alliance and acquisition business model allows us to expand and grow our revenues through acquisitions of, or collaborations with, medical sleep and similar healthcare practices. The vertically integrated nature of our new business model minimizes costs of products as well as the unit costs associated with delivering clinical diagnostic and therapeutic care. Moreover, the co-locating of various medical, dental and other healthcare professionals keeps efficiencies high and fixed costs low. At the same time, the model allows for the full realization of revenue potential from both diagnostic and therapeutic services. We believe gross revenues per case could exceed $5,000 once all products and services are included, with high net margins.

●	Significant barriers to entry. We believe that third parties seeking to compete directly with us have significant barriers to entry for the following reasons: competitors must offer a treatment modality with similar features, capabilities, research support, FDA regulatory clearances, and successful clinical outcomes in the market; then develop the systems and best practices required to successfully integrate diagnosis and treatment into a single-site, high-volume medical / dental practice offering substantially all options for OSA diagnosis and treatment; and finally, provide sleep testing and treatment centers with an attractive and mutually beneficial model that meets the needs of their business as well as their patients. We believe we have strategically and effectively addressed each and every one of the aforementioned barriers to entry and thus have created a novel and compelling single-source value proposition for dentists and sleep specialists seeking to deliver a full range of OSA treatment options to their patients.

●	Vivos Method insurance reimbursement. Most major commercial insurance (and also Medicare for the mmRNA appliance, which we received clearance during 2021), reimburse for our adult treatment in the United States. The average level of commercial payer reimbursement is approximately 50% (with coverage ranging from 5% to 70%), although medical insurance is never a guarantee of payment, and patient deductibles and policy restrictions will vary. Medicare reimbursement for the mmRNA appliance will vary by the Centers for Medicare and Medicaid Services (CMS) jurisdiction in the U.S.

6

●	Body of published research and strong patient outcomes. Together with our network of trained dentists, we have developed a body of clinical and patient data, and benefits of The Vivos Method for its registered and 510(k) cleared use, spanning over approximately ten years from nearly 59,000 patients treated with our proprietary clinical treatments that demonstrates the safety, effectiveness, therapy adherence (patient compliance). The documented and reported benefits of treatment with The Vivos Method have been consistent across reports from independent dentists and have been highlighted in over 60 published studies, case reports, and articles, many of which have been peer reviewed. We believe this favorable data provides us with a significant competitive advantage and will continue to support increased adoption of the Vivos Method.

●	First mover advantage. Our business model is the first to focus on sleep centers screening patients for mild to severe OSA with the dentists serving as the primary source of treatment using The Vivos Method for such patients. We believe we are also the first to bring forth a go-to-market strategy that incorporates collaborating with durable medical equipment companies, medical professionals and other non-traditional healthcare providers such as chiropractors and physical therapists to expand access by patients to our products and services.

●	Differentiated products. To our knowledge, we believe only The Vivos Method offers a truly differentiated, non-invasive treatment option that actually works on a common root cause of OSA. We also believe that older oral appliances are typically less expensive, but do not reshape the upper airway like our C.A.R.E. appliances and therefore require nightly use over a lifetime and have a number of other disadvantages.

●	Intellectual property portfolio and research and development capabilities. We have a comprehensive patent portfolio to protect our intellectual property and technology, three design patents that expire between 2028 and 2029 and two utility patents expiring in 2029 and 2030. We own two Canadian patents and one European patent that has been validated in Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Hungary, Italy and the Netherlands, all of which expire in 2029. Our U.S. trademark portfolio consists of 14 registered marks and one pending published application. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment modalities are all considered proprietary trade secrets and competitive advantages with no known counterparts. However, management believes that its core intellectual property goes far beyond its patent estate and is deeply embedded in the multi-disciplinary clinical diagnostic and therapeutic protocols. We believe the myriads of highly nuanced complexities and diversity with which OSA patients present effectively renders the key aspects of our technology virtually impossible to replicate or reverse engineering. For example, we know of several unsuccessful attempts to replicate our products and offer them to untrained providers at minimal cost. In every instance of which we are aware, the clinical outcomes were unsatisfactory or failed completely. The secrets of what we do are woven into how we do it, the order in which we apply certain adjunctive therapies, and also the use of uniquely designed customized oral appliances. If any one or more of those elements is missing or misapplied, results will be less than acceptable to patients.

●	Extensive Training and Support Systems. We believe our extensive online and in-person clinical and business systems training program offered through The Vivos Institute is unmatched anywhere and is a clear competitive strength that would be difficult to replicate.

●	Targeted approach to market development. We have established a systematic and scalable approach to actively and consistently engage with U.S. sleep centers as well as U.S. and Canadian dentists.

Corporate Information

Our principal executive offices are located at 7921 Southpark Plaza, Suite 210, Littleton, Colorado 80120, and our telephone number is (844) 672-4357, and our internet website address is https://www.vivos.com. The information on our website is not a part of, or incorporated in, this prospectus.

7

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning and practice management implementations. These purposes may also include, from time to time, investing in or acquiring businesses, assets, or technologies that are complementary to our business strategy. As of the date of this prospectus, we are not a party to any definitive agreements or commitments with respect to any such acquisitions. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

8

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

9

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

10

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

11

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 250,000,000 shares, of which (1) 200,000,000 shares are common stock, par value $0.0001 per share (or common stock) and (2) 50,000,000 shares are preferred stock, par value $0.0001 per share (or preferred stock), which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of September 4, 2025, there were 7,504,807 shares of common stock issued and outstanding, held of record by approximately 8,150 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

12

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, with the requisite vote of our stockholders, and our stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a sixty-six and two-thirds percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

13

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “VVOS”. The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

14

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

15

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

16

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

17

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

18

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Vivos Therapeutics, Inc. (the “Company) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP (formerly Moss Adams LLP), an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of R.D. Prabhu, Lata K. Shete, M.D.s, LTD d/b/a/The Sleep Center of Nevada incorporated in this prospectus from Vivos Therapeutics, Inc.’s Current Report on Form 8-K/A, dated June 9, 2025, have been audited by Baker Tilly US, LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

19

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that all of the securities offered by this prospectus are sold or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case in which the information contained in such documents is “furnished” and not “filed”).

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025.

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025; and the quarter ended June 30, 2025, filed with the SEC on August 19, 2025.

●	our Current Reports on Form 8-K, which were filed with the SEC on February 14, 2025, April 17, 2025, May 23, 2025, June 6, 2025, and June 13, 2025, as amended by Amendment No. 1 filed on August 25, 2025.

●	our definitive proxy statement for our 2024 Annual Meeting of Stockholders filed with the SEC on October 7, 2024;

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on December 10, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

In addition to being able to access any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents on our website at Vivos Therapeutics - SEC Filings (https://vivos.com/sec-filings/), we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of such documents. You should direct any requests for documents to:

Vivos Therapeutics, Inc.

Attn: Chief Financial Officer

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(844) 672-4357

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

20

At the Market Offering

Up to $5,830,572
Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 12, 2025